EXHIBIT 99.1

August 2006
Company Fact Sheet

Superior Energy Services, Inc.
NYSE: SPN

The Power of One
www.SUPERIORENERGY.com

•	Expansive Mix of Service Offerings. Superior is a recognized provider of value-added oilfield services and equipment that include rental tools, well intervention services, liftboats, decommissioning, project management and engineering services, all of which have application across the entire life cycle of the well.

•	Diversification Across Markets. In recent years, the Company has expanded operations beyond the Gulf of Mexico (GOM) to select domestic land and international market areas. As a result, land and international markets made up in excess of 35% of total company revenues through the first six month of 2006.

•	Positive Industry Backdrop. Robust commodity prices have fueled E&P capital spending growth in all facets of Superior’s market areas, which has led to utilization and margin improvements in each product/service segment. Pricing power is expected to continue along with the strong oil & gas (O&G) price environment.

•	Rental Tools Segment Provides Stability. Over the past five years, EBITDA margins for Rental Tools have consistently ranged between 40%-50%. As the largest segment within Superior, Rental Tools provide a protective base of earnings, which allows the Company to more appropriately increase exposure in segments that offer greater operating leverage.

•	Well Intervention/Marine Offer Cyclical Upside. Pricing and utilization for these segments have risen sharply, reflecting the robust pace of GOM activities, heightened by last year’s hurricane season. Long term, the continued aging of the energy infrastructure in the GOM is expected to provide a multi-year opportunity for well intervention and decommissioning work.

•	Oil & Gas Segment Allows for Utilization Hedge. During seasonal and cyclical slowdown of service work, Superior can partly mitigate a reduction in asset utilization by redirecting such services to SPN Resources, which owns mature oil and gas properties. This is a viable option due to the high fixed costs of the services business. The incremental cost for Superior to provide these services is marginal. Hence, service work used by Superior’s O&G operations is more economical than it would otherwise be for third-party customers.

•	Attractive Relative Valuation. Superior is trading at a discount to its peers. The Company is currently trading at roughly a 7% to 12% discount relative to its peers based on forward P/E and EV/EBITDA multiples.

Price (August 4, 2006)	$33.43

Stock Data

Symbol / Exchange:	SPN / NYSE
52-Week Range:	$35.87 - $17.33
Diluted Shares Outstanding 1):	81.3 mm
Market Capitalization:	$2,719 mm
Enterprise Value (EV) 2):	$2,915 mm
Avg. Daily Volume (L3M):	971,782
Public Float:	98%
Institutional Ownership 3):	96%

Financial Data (FY December)
Select Income Statement:	2005	2006E4)

EBITDA 5):	$220mm	$408 mm
Diluted EPS:	$0.85	$2.31
EV / EBITDA:	13.2x	7.1x
P / E:	39.3x	14.5x

Select Balance Sheet:	2005	2Q06

Cash & Equivalents:	$54mm	$116mm
Total Debt:	$217mm	$312mm
Total Stockholders’ Equity:	$524mm	$606mm
Net Debt / Net Capital:	23.7%	24.5%

Business Composition (TTM 2006)
	Revenue	EBITDA5)
Rental Tools:	34%	49%
Well Intervention:	45%	28%
Marine Services:	13%	19%
Oil & Gas:	8%	4%
Stock Price

1)	Diluted shares reflect average outstanding as of the second quarter 2006.

2)	Enterprise Value (EV) is defined as current market capitalization, plus total debt, less total cash as of the latest financial filing with the SEC.

3)	As tracked by Thomson Financial.

4)	Based on Thompson/First Call estimates.

5)	EBITDA is a non-GAAP financial measure; refer to back page for Reg. G Reconciliation.

©2006 Superior Energy Services, Inc.
All Rights Reserved.

Fact Sheet	August 2006

Company Overview
Superior Energy Services, Inc. is a leading provider of specialized oilfield services and equipment, focused on serving the drilling and production-related needs of oil and gas companies, primarily in the Gulf of Mexico (GOM) and select domestic land and international market areas. Superior is one of the few companies capable of providing a full complement of services, tools and liftboats necessary to maintain, enhance, and extend the life of producing wells, as well as decommissioning services at the end of the life cycle of the well. Superior also owns and operates mature oil and gas properties in the GOM.
Full Service Offering
Superior is one of only a handful of companies that can deliver a wide array of services for maintenance and enhancement of productive wells, and decommissioning of uneconomic wells. The Company’s four primary business segments are as follow:
1)	Well Intervention Services: a pioneer and leader in “rigless” production-related services, which is more cost effective than similar services using drilling rigs. Services include mechanical wireline, cased-hole logging, coiled tubing, pumping and stimulation, artificial lift, well control, snubbing, recompletion, engineering and well evaluation, plug and abandonment (P&A), and decommissioning services.

2)	Rental Tools: manufacture, rent, and sell specialized equipment for use with well drilling, completion, production and workover activities.

3)	Marine Services: own and operate a fleet of 26 rental liftboats in the GOM, ranging from 145’ to 250’ in leg length. The liftboats are complementary to Superior’s well intervention services and are specially outfitted to deliver its production-related bundled services in support of customers’ construction, maintenance, and production enhancement projects.

4)	Oil & Gas Operations: acquire mature properties in GOM, with the intent to apply its knowledge and services to maintain and enhance well productivity.
Each service segment has developed the reputation as a high-quality service provider for their respective markets. Often times, Superior can leverage its various offerings and strong reputation to deliver multiple services to an E&P company that may otherwise piecemeal each service out to different providers. This integrative business model has also helped mitigate some earnings cyclicality inherent in the oil service industry. Since going public in 1995, Superior has never reported an operating loss.
The core market for Superior is the GOM. Since 2003, however, the Company has sought to broaden its revenue base and business opportunities by expanding operations overseas and to select domestic land markets. Currently, several of the Company’s well services and rental tools are offered to markets outside the GOM.
This includes the recently commissioned derrick barge Performance that has been long-term chartered in Southeast Asia. Superior generated in excess of 35% of revenues outside the GOM during the first six months of 2006, compared to virtually no exposure prior to 2000. A continued commitment to diversification is demonstrated by its 2006 capital spending plan, which earmarks over 25% of the budget to geographic expansion.
Market Fundamentals Remain Robust
The strong oil & gas price environment over the past several years has led to robust capital spending by E&P companies, resulting in a significant tightening of supply across the entire oil services industry. From well servicing and rental tools, to liftboats and P&A work, the demand for all of these services has led to a sharp improvement in margins and utilization for Superior. For instance, average liftboat fleet dayrates have more than doubled since 1Q04, with a corresponding improvement in utilization, and well intervention segment EBITDA margins have risen from a low of 8% for 4Q02 to 27% in 2Q06.
The outlook for spending continues to be strong, with estimates for U.S. production-related spending calling for roughly a 10% increase during 2006 according to various industry analysts. Early indications suggest further spending growth is expected in 2007. Based on such spending outlook, the Company believes it is likely that pricing power for oil services will remain in the hands of the providers. Long term, the continued aging of the energy infrastructure in the GOM should provide a sizable, multi-year opportunity for the Company’s liftboats, well intervention and P&A services.
Oil & Gas Segment=Hedge on Utilization
SPN Resources began operations in 2003 as a cost-effective alternative for E&P customers to in essence trade decommissioning liability to Superior for reserve value. With ownership of mature producing wells, Superior can opportunistically apply its various oilfield services to these properties during times of seasonal and cyclical slowdown. In effect, SPN Resources can provide some downside protection on service asset utilization. This is economically viable given the high fixed-cost nature of the Company’s service and marine businesses. To Superior, the incremental cost to provide these services is marginal. In effect, service work used by SPN Resources is more economical from an overall corporate standpoint than it would be for traditional third-party companies.
Valuation Gap
Despite a long track record of growth, expanding its business mix, and positioning its assets to take advantage of the significant near and long term market opportunities, Superior trades at a discount relative to its peers. Based on forward P/E and EV/EBITDA multiples, Superior is trading between a 7% to 12% discount relative to peers.

Page 2	©2006 Superior Energy Services, Inc. All Rights Reserved.

Fact Sheet	August 2006

Market Fundamentals Indicate Near and Long Term Opportunities

Robust E&P Capital Spending Outlook 1)
Long-Term Well Intervention and Decommissioning Opportunity 2)

Superior Delivering Growth and Expanding Operations

Growth in EBITDA 3)
Segment EBITDA — TTM
($millions)
Diversifying Operations to International Markets
International Revenues
($millions)

Value Proposition Remains Despite Relative Performance Improvement

Relative Stock Price Performance (Jan 2005 - Present) 4)
Relative Valuation to Peer Group 3,5,6)

1)	Source: Spears and Associates. Includes spending for workover, completions, abandonments and well service work onshore and offshore U.S.

2)	Source: Minerals Management Service.

3)	EBITDA is a non-GAAP financial measure; refer to back page for Reg. G Reconciliation.

4)	Peer group includes BJS, HLX, OII, OIS, RES, SII, TTI, WHQ and WFT.

5)	EPS and EBITDA estimates for 2006 and 2007 represent mean of Wall Street expectations as compiled by Thomson/First Call.

6)	Enterprise Value (EV) is defined as market capitalization (using diluted shares) plus total debt plus preferred stock plus minority interest less total cash (as of the most recently reported quarterly results).

©2006 Superior Energy Services, Inc. All Rights Reserved.	Page 3

1105 Peters Road
Harvey, LA 70058
(504) 362-4321
www.superiorenergy.com
Reader Advisory and Forward Looking Statements
This Fact Sheet is presented as a brief company overview for the information of investors, analysts and other parties with an interest in Superior Energy Services, Inc. (herein referred to as “the Company”, “Superior” and by its stock exchange ticker, “SPN”). The management of Superior hopes that this Fact Sheet will encourage analysts and investors to investigate more about the Company through its Securities and Exchange Commission (“SEC”) filings, press releases and other public materials. This Fact Sheet does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This Fact Sheet contains forward-looking statements, including, in particular, statements about SPN’s plans, strategies and prospects. These statements are based on the Company’s current assumptions, expectations and projections about future events, which are subject to a wide range of business risks. The Company encourages investors to review the information regarding the risks inherent to Superior and the energy industry in which it operates, as described in its Form 10-K for the year ended December 31, 2005, a copy of which is available over the Internet at the SEC’s website (http://www.sec.gov). This Fact Sheet does not purport to be all-inclusive or to contain all of the information that a reader may desire as to the structure or the affairs of the Company. Although the Company believes that the assumptions reflected in these forward-looking statements are reasonable, the Company can give no assurance that these assumptions will prove to be correct or that financial or market forecasts, savings or other benefits anticipated in the forward-looking statements will be achieved. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected. The information contained in this Fact Sheet is only current as of its date, and the Company undertakes no obligation to update this Fact Sheet.
Regulation G EBITDA Reconciliation
This Fact Sheet contains references to the non-GAAP financial measure of Earnings before Interest, Taxes, Depreciation and Amortization, or EBITDA. This term, as used and defined by Superior, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.
Reconciliations of this financial measure to the most directly comparable GAAP financial measure are provided in the tables below.
©2006 Superior Energy Services, Inc.
All Rights Reserved.